EXHIBIT 99.1

Classover Enters into $100 Million Equity Purchase Facility Agreement and Announces Expansion into AI Compute Infrastructure and Cloud Services Platforms

NEW YORK, May 22, 2026 -- Classover Holdings, Inc. (NASDAQ: KIDZ; KIDZW) (“Classover” or the “Company”), an AI-powered education technology company, today announced that it has entered into an equity purchase facility agreement with Chardan Capital Markets. Under the agreement, the Company may sell up to $100 million of its shares of Class B common stock, subject to the terms and conditions set forth in the agreement, including obtaining stockholder approval.

For additional information about the facility, see Classover’s Current Report on Form 8-K, which will be filed following the issuance of this press release and which can be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

The Company intends to use the proceeds from the facility to support its expansion into AI core compute infrastructure, high-performance GPU cloud platforms, and data center ecosystems. The facility is expected to provide Classover with additional capital flexibility as it evaluates and pursues strategic opportunities in AI infrastructure and cloud-based compute services.

The Company plans to deploy capital from the facility across several key areas, including:

•	AI Compute Infrastructure Development: Deploying high-performance GPU assets to provide access services for customers requiring dedicated compute capacity, while building a scalable AI infrastructure network.
•	NeoCloud Platforms and Cloud Services Operations: Developing NeoCloud partnership ecosystems and offering AI inference hosting, model deployment, and cloud-based compute leasing services.
•	Data Center and Strategic Investment Partnerships: Investing in AI data center assets and pursuing strategic acquisitions and partnerships involving AI-native compute ecosystems and key infrastructure components.

Reflecting its planned transformation into a diversified AI infrastructure and compute platform, Classover intends to rebrand as “KIDZ AI Inc.” The proposed rebrand is expected to align the Company’s corporate identity with its strategic expansion into high-performance GPU computing, NeoCloud platforms, AI-native cloud services, data center ecosystems, and next-generation AI infrastructure.

Positioning for AI Infrastructure Growth

Through these initiatives, the Company aims to pursue vertical integration across the AI infrastructure value chain in order to enhance margin potential and strengthen its competitive position. By combining flexible access to capital, potential long-term contracted revenue opportunities, and exposure to high-demand infrastructure assets, Classover believes this strategy may support scalable growth as AI applications continue to gain adoption and create long-term value for shareholders.

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As generative AI and large-scale model deployment continue to drive significant global demand for compute capacity, high-performance computing resources are facing structural supply constraints. Advanced GPU procurement cycles, power availability, and data center capacity limitations have contributed to a tighter market environment for AI infrastructure. Against this industry backdrop, Classover intends to use the financing facility to evaluate opportunities to access scarce physical infrastructure assets and compute resources, address the growing compute needs of enterprises and research institutions, and position itself within the AI infrastructure value chain for potential long-term scalable growth.

Management Commentary

“We believe this facility will be a decisive turning point for Classover,” said Stephanie Luo, Chief Executive Officer of Classover. “We are positioning the Company to become an important participant in the rapidly growing AI infrastructure sector. Our goal is to build a scalable ecosystem across GPU high-performance computing, AI data centers, and NeoCloud compute platforms.”

“This strategic financing represents an important step as we evaluate key opportunities ranging from GPU deployment and AI inference hosting to model deployment services. As generative AI continues to drive demand for scalable compute infrastructure and AI-native platforms, we are exploring capital-efficient ways to participate in this trend through strategic acquisitions, vertical integration, and partnerships. These initiatives remain subject to market conditions, capital availability, definitive agreements, and applicable regulatory requirements,” Luo said.

About Classover

Classover Holdings Inc. (NASDAQ:KIDZ) is an AI-driven education technology company transforming extensive live teaching experience into proprietary AI-powered learning systems. By integrating artificial intelligence, AI agents, and robotics, Classover is building the next generation of global education infrastructure designed to make learning outcomes measurable, verifiable, and accessible across borders. Classover believes focused investment in AI, intelligent agents, and robotics aligns with the Company’s mission and positions it to capture the next wave of educational technology innovation.

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Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; Classover’s ability to maintain the listing of its securities on Nasdaq; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors; the risk that the price of SOL, which has historically been subject to dramatic price fluctuations and is highly volatile, could fall substantially negatively impacting Classover’s financial condition and results of operations; regulatory changes related to crypto assets; and fluctuations in the price of crypto assets. These risks and uncertainties also include those risks and uncertainties indicated in Classover’s filings with the SEC. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Classover Holdings Inc

ir@classover.com

800-345-9588

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